Exhibit 10.2

TO: Brian Jones

FR: Tim Busch

RE: Employment Agreement Modification - Term Sheet

DA: 7/27/17

I am pleased to offer you the following amendment as noted and become effective on 8/1/17. The following modifications to your employment agreement will be made:

1. Position:	Continuation of existing title: EVP, COO of Nexstar Broadcasting, Inc.

2. Responsibilities:	- Full oversight Nexstar Digital Media Services division of NBI
- Assist in development and growth of NBI overall revenue (digital and core) – with the goal of working with President and Regional Vice Presidents on specific goals and projects as such
- Report to President of NBI
- Other duties and projects as assigned by President of NBI

3. Term:	Extended thru 12/31/21

4. Salary:	Increased to $525,000 annually on 8/1/17.

Increased to $540,000 annually on 1/1/18.

Increased to $555,000 annually on 1/1/19.

Increased to $570,000 annually on 1/1/20.

Increased to $585,000 annually on 1/1/21.

5. Target Bonus:	Annual and remaining at 50% of base salary based on achieving annual performance targets set by the President.

If you are in agreement with the above terms and conditions, please evidence by signing below. Once this document is signed, preparation of the long form employment agreement will commence. These terms shall be considered in effect only once the Official Documents have been signed.

/S/ BRIAN JONES	/S/ TIMOTHY C BUSCH
Agreed and Accepted:	For the Company:

July 27, 2017	July 27, 2017
Date:	Date:

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